EXHIBIT 24
SUBSTITUTE POWER OF ATTORNEY

The undersigned, Robert J Hugin, hereby constitutes and appoints the following substitute attorney-in-fact as follows:
WHEREAS, by a Power of Attorney, attached hereto as Exhibit A (the "POA"), executed in my favor I have been appointed as the attorney-in-fact by Mark Alles (the "Principal") and whereby certain powers and authorities are conferred upon me. The POA shall be deemed to form part of this Substitute Power of Attorney; WHEREAS, by the POA I have been authorized to delegate all or any of the powers therein contained to any substitute for me; and WHEREAS, I propose to substitute as attorneys-in-fact, pursuant to the POA, each of the individuals set forth below with all the powers contained in the POA. KNOW ALL BY THESE PRESENTS, that I, Robert J Hugin, hereby substitute for me as such attorney-in-fact under the POA and appoint each of Lawrence V. Stein and Mark J. Alles and delegate to each of them individually to be an attorney-in-fact of the Principal , to do, perform and execute all or any of the acts, matters, deeds and things which I have been authorized to do by the POA in the same manner and authority as the Principal or I might do, as the substitute could have done if such substitute had in my place or stead received authority directly by the Principal under the POA.
I hereby ratify all acts, deeds and things, which either substitute will lawfully do and execute in pursuance of the powers herein granted.
This Substitute Power of Attorney shall remain in full force and effect until revoked by the undersigned, the POA is revoked or the Principal is no longer required to file Forms 3, 4, and 5 with the Securities and Exchange Commission with respect to the securities issued by Celgene Corporation.
IN WITNESS WHEREOF, the undersigned has caused this Substitute Power of Attorney to be executed as of this 28 day of July, 2014.

/s/Robert J. Hugin
Robert J. Hugin
Attorney-in-fact


POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Robert J. Hugin the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Celgene Corporation, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of January, 2012.

 /s/ Mark J. Alles
Mark J. Alles